                                                                 EXHIBIT 10.29

This document is a LEASE between LANDLORD and TENANT dated as of the Contract Date. It consists of this SUMMARY PAGE, the attached STANDARD PROVISIONS, a SCHEDULE OF DEFINED TERMS, and any other Attachments expressly identified on this cover page. It WITNESSES that LANDLORD demises to TENANT, and TENANT leases from LANDLORD, the Premises for the term, at the rent, and upon the other conditions contained in this document.

SUMMARY PAGE
LANDLORD: Bank One, Colorado, N-AL, as Trustee for the Frank G. Jamison Trust,
          dated September 2, 1956 ("Bank One, N.A.")
LANDLORD'S ADDRESS:  4201 E. Yale Avenue, Denver, CO 90222
                   -----------------------------------------
PHONE:   303-244-4197
         -------------
FAX:     303-756-6971
         -------------
CONTACT: Julie Florez
         -------------
SEND PAYMENTS TO:   Bank One, Arizona, N. A., National Real Property Operations,
                    P 0 Box 29519, Phoenix, AZ 85038

TENANT:   Colorado Business Bank. N.A.
          ----------------------------
TENANTS NOTICE ADDRESS: 1900 Fifteenth Street, Boulder, Colorado 80302
                        ----------------------------------------------
PHONE: (303) 413-6005
       --------------
FAX:   (303) 786-9701
       --------------
TENANT'S BILLING ADDRESS: 1900 Fifteenth Street, Boulder, Colorado 80302
                          ----------------------------------------------

DATES:
CONTRACT DATE: March 5, 1999
               ------------------------------------------------------------
COMMENCEMENT DATE: March 5, 1999 BASIC RENT COMMENCEMENT DATE: April 1, 1999 EXPIRATION DATE: March 31, 2004
RENEWAL OPTION NOTICE DATE: 180 days prior to expiration
RENEWAL OPTION PERIOD(S): Two (2) of five (5) years each
(See Exhibit F - "Renewal Options" if this section applies)
SPACE OPTION NOTIFICATION DATE: n/a

PREMISES:       Two buildings are on site: (1) 2550 N. Broadway, Boulder, CO
                (containing 2,060 square feet), which is the leased premises and
                (2) 2520-2524 N. Broadway, Boulder, CO (containing 4,051 square feet), which is not the leased premises.
APPROXIMATE SQUARE FOOTAGE: 2060
APPROXIMATE BUILDING SQUARE FOOTAGE: 2060
PERCENT OF-BUILDING: 100% of 2550 N. Broadway
OPTION/RIGHT OF FIRST REFUSAL SQUARE FOOTAGE (if applicable): n/a
LEASED PREMISES ADDRESS: 2550 N. Broadway, Boulder, CO
LEGAL DESCRIPTION: (If Required) the buildings are located on Lots 1, 2, 3 and
                                 4, Block 4, NORTH BOULDER, part of the City of Boulder, together with one-half of the vacated alley to the South of said Lots, Boulder County, Colorado (the "Property")
PERMITTED USE:   Bank premises

RENTAL AMOUNTS:
BASIC RENT: $6,000 as increased annually, payable monthly/quarterly/yearly.
                                                  -------
(underline one)
SECURITY DEPOSIT: $6,000.00  DEPOSIT DATE:  Contract Date
                  ---------               -----------------

LATE CHARGE AMOUNT: 5% per day/week/fixed. (underline one)
                                    -----
THERE IS/IS NOT (underline one) an increase of 3.0% annually during the initial
      --
term (See Exhibit F for Basic Rent increases during the renewal terms)
PERCENT RENT AMOUNT: n/a % OVER $ n/a  OF GROSS SALES
                     ---         ----
(See Exhibit G - "Percentage of Rent/Sales Report" if this section applies)

REIMBURSEMENTS: (See Exhibit D - "Expense Reimbursement" if this section applies)

ATTACHMENTS TO LEASE:
(Check if attached)
Schedule of Defined Terms                       (Exhibit A)
Rules & Regulations                             (Exhibit B)
Expense Reimbursement                           (Exhibit D)
Renewal Options                                 (Exhibit F)
Tenant Work Letter                              (Exhibit 1)

                                   CONTENTS

Summary Page                                                  1-2
Contents                                                      3-4

Standard Provisions
        Part A. Property and Possession
                A.1  Premises                                   5
                A.2  Common Areas                               5
                A-3  Preparation                                5
                A-4  Delay                                      5
                A-5  Remedies                                   5
                A.6  Term                                       5
                A-7  Compliance                                 5
                A.8  Use                                        6
                A-9  Quiet Enjoyment                            6
                A-10 Surrender                                  6
        Part B. Monetary Obligations
                B.1  Basic Rent                                 6
                B.2  Additional Rent                            6
                B.3  Payment                                    6
                B.4  Interest                                   6
                B.5  Late Charge                                6
                B.6  Security Deposit                           7
                B.7  Application                                7
                B.8  CPI Increase                               7
                B.9  Payment                                    7
                B.10 Determination                              7
                B.11 TENANT Expense Indemnity                   7
        Part C. Installations
                C.1  Fixtures                                   8
                C.2  Alterations                                8
                C.3  TENANT Work                                8
                C.4  Conditions                                 8
                C.5  Signs                                      9
        Part D. Repair and Restoration
                D.1  LANDLORD'S Obligations                     9
                D.2  TENANTS Obligations                        9
                D.3  Taking                                     10
                D.4  Proceeds                                   10
        Part E. General Covenants
                E.1  Services                                   10
                E.2  Regulations                                10
                E.3  Entry                                      10
                E.4  Indemnity                                  10
                E.5  Liens Generally                            11
                E.6  Mechanics Liens                            11
                E.7  Insurance Required                         11
                E.8  Assignment                                 11
                E.9  Documentation                              12
                E.10 Reorganization                             12
                E.11 Waste                                      12

Part F. Default and Remedies
                F.1  Events of Default                          12
                F.2  Remedies                                   13
                F.3  Equitable Remedies                         14
                F.4  Waiver                                     14
                F.5  LANDLORD'S Default                         14
                F.6  Holding Over                               14
                F.7  Abandoned Property                         14
                F.8  Costs                                      15
Part G. Miscellaneous
                G.1  LANDLORD                                   15

                G.2  Consent                                    15
                G.3  Notices                                    15
                G.4  Certificates                               15
                G.5  Effect                                     16
                G.6  Interpretation                             16
                G.7  Severability                               16
                G.8  Acceptance                                 16
                G.9  Fiduciary Capacity                         16
        Signature Page                                          16

        Attachments
                Schedule of Defined Terms                       A1-A2
                Rules and Regulations                           B1-B2
                Guarantee of Lease                              C1
                Expense Reimbursement                           D1-D2
                Construction of Improvement                     E1
                Renewal Options                                 F1-F2
                Percentage Rent/Sales Report                    G1
                Right of First Refusal For Additional Space     H1

                     BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

                              STANDARD PROVISIONS

                        PART A. PROPERTY AND POSSESSION

A.1 Premises. The Premises will be finished, renovated, or redecorated by LANDLORD only if a "Construction of Improvements Exhibit" is attached and only as stated expressly in such attachment. Any dimensions on any attached layout are approximate unless labeled "exact". If there is no identified Construction of Improvements, the Premises are demised "as is", in which case TENANT has inspected them and the Property and determined to TENANT'S satisfaction that the Premises and the Property are free of any defects, obvious or hidden, and otherwise suitable for TENANT'S occupancy for the Permitted Use. The "Rentable square footage" identified in this document are used only to determine TENANT'S Proportionate Share of the Property's direct operating expenses, not the actual dimensions of the Premises or the Property. Upon commencement of this Lease the HVAC systems servicing the Premises shall be in good working condition and repair, reasonable wear and tear excepted. Tenant hereby acknowledges that the HVAC systems are in good working condition and repair unless written notice specifically identifying any material defect in the TWAC systems is delivered by Tenant to Landlord within (30) days from the date of occupancy, In which event Landlord shall repair any material defects as soon as Is reasonably practicable.

A.2 Common Areas. This demise includes a non-exclusive license to use, in common with other tenants of the Property and other persons authorized by LANDLORD, all of the property's common areas, as they from time to time exist, for their respective intended purposes during the term of this Lease. Exclusive use rights for any common areas are separately negotiated and must be set forth in any "Special Provision" attached. LANDLORD may grant such exclusive use rights to other tenants of the Property, and also may establish such casements, restrictions, and other encumbrances upon the common areas as LANDLORD considers appropriate, so long as the common areas, taken as a whole and in LANDLORD'S reasonable determination, are sufficient for their intended purposes.

A.3 Preparation. If the Premises are not occupied by any existing tenant, Tenant has a right of entry to the Premises before the Commencement Date to prepare them for TENANT'S occupancy, at TENANT'S risk, so long as (i) LANDLORD is notified in advance of each entry, and if applicable, (ii) no such entry will delay or otherwise interfere with LANDLORD'S preparing the Premises for TENANT'S occupancy.

A.4 Delay. If LANDLORD cannot deliver possession, other than the ATM Facility, by the stated Commencement Date for any reason not caused by TENANT, the Basic Rent Commencement Date will be extended for a reasonable time to permit LANDLORD to deliver possession as required by this document, so long as LANDLORD proceeds In good faith and with reasonable diligence. Illustrative reasons for delay include the failure of any existing tenant to surrender the Premises as required by such tenant's lease, actual or economic unavailability of materials, labor activities, adverse weather, and acts of any sovereign, including inspection delays. The Expiration Date is not extended by any extension of the Basic Rent Commencement Date. LANDLORD will use its good faith efforts to cause the owner of the ATM machine and accessory equipment (collectively "ATM Personal Property") to remove the ATM Personal Property from the Premises by April 1, 1999. TENANT shall cooperate with the owner of the ATM Personal Property in order to facilitate its removal. Prior to April 1, 1999 or the earlier removal of the ATM Personal Property, TENANT shall provide the owner of the ATM Personal Property with access to the Premises for servicing of the ATM Personal Property, upon 24-hours prior notice.

A.5 Remedies. TENANT'S exclusive remedy for any reasonable delay is to abate any rent for the period of delay. If LANDLORD cannot deliver possession within a reasonable time after the Commencement Date, or if LANDLORD cannot deliver possession of the ATM Facility within a reasonable time after April 1, 1999, TENANT'S exclusive remedy is to terminate this transaction, without liability, or Tenant may commence an eviction proceeding at Tenant's sole cost and expense to have the ATM removed an the condition that the Landlord shall have no liability to Tenant in connection with the FED proceeding. Tenant shall Indemnify and hold harmless Landlord from and against any loss of liability Including reasonable attorney's fees and costs, arising from or related to such FED proceeding. Upon any such termination, TENANT has a reasonable right of entry for not more than ten (10) working days in which to remove any property TENANT has installed in the Premises and restore any damage to the Property resulting from such removal. Any Security Deposit received by LANDLORD then will be returned to TENANT without interest; and all rights and liabilities under this document then will terminate. LANDLORD is not liable for any consequential damages, such as rent for substitute premises or lost profits. TENANT has no right of abatement or termination for any delays caused by TENANT.

A.6 Term. The term of this demise begins an the Commencement Date and ends at midnight on the Expiration Date, unless sooner terminated as provided in this document or unless extended as provided in an option period if such is included in this document or any attachment thereto. As used in this document, the "term of this Lease" or "term of this demise" each mean the period between the Commencement Date and either the Expiration Date or any earlier termination date.

A.7 Compliance. Suitability of the Premises for the Permitted Use, and conformity of the Permitted Use to any zoning and other legal requirements, at all times are at TENANT'S risk. If because of any legal requirement, the Permitted Use requires any renovations to the Property that LANDLORD otherwise is not required to make, or will

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

result in the loss of any nonconforming status applicable to the Property. LANDLORD may elect to terminate this Lease before the Commencement Date, any Security Deposit received by LANDLORD will be returned to TENANT without interest, and all rights and liabilities arising under this document then will terminate. After the Commencement Date, TENANT will not make, permit, or suffer any use, activity, alteration, or improvement of or to the Premises. on or about the Property, that, under any legal requirement, will require any renovations, alterations, or improvements by LANDLORD to any of the Property, or result in the loss of any such nonconforming status.

A.8 Use and Operations. TENANT will use the Premises only for the Permitted Use and reasonably related activities. No outside sales or storage (including vehicle storage) is or are permitted. TENANT will comply with. and will not violate, any legal requirement applicable to TENANT'S use of the Premises. TENANT will not make, permit, or suffer any use, activity, or condition on or about the Premises or the Property that (i) is a hazard, unreasonable disturbance, or actionable nuisance to any person, including any other tenant of the Property. or (ii) may expose or subject LANDLORD to any liability to any person, or (iii) results in any unreasonable emissions of smoke, fumes, noise, radioactivity, microwaves, or other pollutants.

        Tenant shall open for business in the Premises by no later than May 1, 1999 and, except as herein expressly provided for to the contrary, shall thereafter continuously remain open to the public and conduct its business from the Premises, during the term of this Lease and any Renewal Option period. Without limiting the foregoing, the Tenant acknowledges that a material Inducement to the Landlord's agreement to enter Into this Lease Is Tenant's agreement to operate a drive-through banking facility from the Premises on a continuous basis, thereby maintaining such use as a grandfathered use under applicable laws and regulations. Provided Tenant Is not in default under Its obligations under this Lease, Tenant, at its option, may terminate this Lease in the event a subsequent change In applicable laws or regulations prohibits the use of the Premises as a drive-through banking facility.

A.9 Quiet Enjoyment. So long as no Event of Default occurs and is continuing, LANDLORD warrants, subject to Part A.4 above concerning the ATM Facility, that TENANT throughout the term of this Lease will have exclusive possession of the Premises, without any let, eviction, or other interference by LANDLORD, or any persons claiming by, through, or under LANDLORD, including any mortgagee of LANDLORD'S interest in the Property.

A.10 Surrender. Upon the expiration or any earlier termination of this demise, TENANT will surrender the Premises peaceably to LANDLORD in a sound, safe, sanitary, serviceable, reasonable attractive, and "broom clean" condition, and otherwise in substantially the same condition as received, subject only to
(i) the effects of any casualty that TENANT is not required to restore by this document, (ii) any installations complying with the requirements of this document, and (iii) deterioration from reasonable use. Except as expressly provided otherwise in this document for any termination of this Lease because of any casualty, TENANT'S failure to surrender the Premises as required by this paragraph is an immediate Event of Default.

PART B. MONETARY OBLIGATIONS

B.1 Basic Rent. The Basic Rent is paid in monthly installments by good and sufficient funds, in advance and without demand, deduction, or offset. The first installment is due by the Basic Rent Commencement Date. The next installments are due on the first day of each month after the Basic Rent Commencement Date throughout the term of this Lease. If the Basic Rent Commencement Date, Expiration Date, or any earlier termination date does not fall on the first or last day of a calendar month, then the installment for each such month is prorated on a daily basis. All rent is paid at LANDLORD'S stated address or as otherwise designated by LANDLORD in writing.

B.2     Additional Rent. TENANT also will pay, and otherwise discharge, when due
(i) to the persons respectively entitled to receive them any amounts, liabilities, or obligations that TENANT assumes or agrees to pay or discharge under any provision of this document, together with any added interest, penalties, costs, and expenses, and (ii) to or as directed by LANDLORD, any expenses, interest and other amounts that may become payable to LANDLORD as provided in this document or any attachments thereto. Except for any interest and any Liquidated Damages payable upon LANDLORD'S termination of this Lease after an Event of Default, the foregoing items, including any Actual Damages, for remedial purposes are rent and are called "Additional Rent". For such purposes, the term "rent", as used in this document, means both the Basic Rent and any Additional Rent as all of TENANT'S obligations under this document are mutual and dependent covenants. Without limitation, LANDLORD has the same rights and remedies with respect to any Additional Rent as for the Basic Rent. Any Additional Rent is prorated as of the Commencement Date and the Expiration Date, or any earlier termination date, unless this document expressly provides otherwise.

B.3 Payment. All payments to LANDLORD are received only when collected in legal tender of the United States of America. Any such payment not made by legal tender is received subject to collection. If any such payment is not so collected, it is not "made" "paid" or "received" for any purpose, including accrual of any interest. What commonly are called "Immediately available funds" are equivalent to legal tender.

B.4 Interest. Any payment to LANDLORD not received within fifteen (15) days after It is due bears Interest, from its original due date through the date received by LANDLORD in legal tender, at die lesser of (i) the annual rate of 18%, calculated on the basis of a 365-day year for the number of days actually outstanding, or (ii) the maximum annual rate permitted by any applicable usury law of the state where the Property is situated. Any advances properly made, or costs or expenses properly paid, by LANDLORD after any Event of Default bear such

                      BANK ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

interest from the respective dates of advance or payment, as the case may be, if not reimbursed within 15 days after demand.

B.5 Late Charge. LANDLORD may impose a late charge, due on demand, of not more than five percent of any installment of Basic Rent that is not received within five (5) days after it is due. Any such late charge is in lieu of interest on such installment, but it otherwise is in addition to, and does not waive, limit. or otherwise impair, any other right or remedy of LANDLORD.
B.6 Security Deposit. TENANT will pay the Security Deposit to LANDLORD by the Deposit Date, or LANDLORD may (i) terminate this transaction without liability, or (ii) suspend any required finish or renovation, without extending the Commencement Date. The Security Deposit is held by LANDLORD solely as security for TENANT'S performing TENANT'S obligations under this document and not as advance rent or any measure of LANDLORD'S damages for any Event of Default. Any interest or investment earnings on the Security Deposit are LANDLORD'S property. Any monies paid to LANDLORD before the Commencement Date dud exceed the stated amount of the Security Deposit and are intended to be applied to the Basic Rent will be held as part of the Security Deposit, and not prepaid rent, until they actually are applied, to the extent sufficient, to the installments of Basic Rent as they respectively come due.

B.7 Application. If an Event of Default occurs and is continuing, LANDLORD, without waiving, limiting, or otherwise impairing any other right or remedy, may apply the Security Deposit to any expenses, damages, or liabilities incurred by LANDLORD. If LANDLORD does not elect to terminate this Lease for such Event of Default, TENANT upon demand will restore the Security Deposit to its original amount. So long as TENANT performs all of TENANT'S obligations under this document, LANDLORD will account for the Security Deposit and pay to TENANT any remaining balance within thirty (30) days after the expiration or any earlier termination of this Lease. If any late charge is not paid on demand, it may be deducted from the Security Deposit without notice.

B.8 Basic Rent Increase. Commencing on April 1, 2000 and on each anniversary date thereafter through and including April 1, 2003, the Basic Rent due and payable on said anniversary date and for the ensuing eleven (11) monthly installments shall be in the following amounts:

                    Date                    Amount
                    ----                    ------
                April 1, 2000              $6,180.00
                April 1, 2001              $6,365.40
                April 1, 2002              $6,556.36
                April 1, 2003              $6,753.05

B.9     Reserved.

B.10    Determination. As used in this document, "direct operating expenses":

        (a) Included Expenses. Means any costs and expenses actually, reasonably, and properly incurred by LANDLORD for operating and maintaining the Property. It includes (i) repairs; (ii) building and landscape maintenance (including any project signs, parkways, and medians on, adjoining, or serving the Property); (iii) Common Utilities not separately metered or otherwise charged to a particular tenant; (iv) legal and accounting fees; and (v) renovations or other alterations required to conform the Property to any legal requirements or insurance requirements together with an administrative fee to LANDLORD equal to ten percent (100/6) of the total costs for common area maintenance.

        (b) Excluded Expenses. Excludes all of the following: (i) debt service and other payments with respect to any loan; (ii) LANDLORD'S state and federal income taxes; (iii) depreciation and other non-cash items; (iv) installation of capital improvements, which include any property having a useful life of more than five years at the time of installation; (v) leasing commissions, architectural fees, and other direct expenses incurred to procure particular tenants for the Property, including improvements, equipment, fixtures, and other items installed to the requirements of a particular tenant; (vi) any costs of any restoration that individually exceed the commercially reasonable deductible amounts for the insurance coverage applicable to the Property; and (vil) any costs Incurred in connection with the removal of wastes and hazardous substances (as defined In Section E.11 below) from the Premises unless caused by Tenant in which event Tenant shall be responsible for such removal as provided for in Section E.11 of this Lease.

B.11 Tenant Expense Indemnity. Unless specified otherwise in this document, or any Exhibit thereto, Tenant will pay when due, and indemnify LANDLORD against, any costs, expenses, losses, or liabilities with respect to any of the following:

        (a) Utilities. Any electrical water, sewer, storm sewer, flood control, telecommunications, natural gas, refuse collection, and other utilities furnished to the Premises.

        (b) Increase. Any increase in taxes, insurance premiums, and other direct operating expenses for the Property that directly are attributable to any use, activity, or installation by TENANT or with respect to the Premises. Illustrative items include any property tax increase attributable to any leasehold improvements made by TENANT, insurance charges for any extra hazardous use of the Premises made by TENANT, charges for Common Utilities resulting from abnormal consumption or use by TENANT, and increased maintenance costs for any of the Property's common areas resulting from TENANT'S overuse.

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

    (c) Damage. Any costs of restoring any damage to the Property, including the Common Utility systems. caused by TENANT or any person subject to TENANT'S right of control or actual control.

    (d) TENANT Taxes. Any taxes assessed with respect to (i) any of TENANT'S personal property, tangible or intangible, including any of TENANTS inventory and equipment; (ii) TENANT'S exercise of any taxable privilege on, from or with respect to the Premises; (iii) occupational license, franchise, or other fees payable with respect to any activity conducted by TENANT on or from the Premises; and (iv) the rent, except LANDLORD'S state and federal income taxes.

    (e) TENANT Work. Any charges for labor, services, or materials performed, rendered, or delivered, as the case may be, pursuant to a contract with TENANT (express or implied, written or oral) for maintaining, restoring, or improving the Premises, or any item fabricated by TENANT on the Premises.

    (f) Liens. Any lien, or claim of lien, asserted against any interest in the Property by, through, under, or against TENANT.

    (g) Violations. Any fines or other penalties, and any charges or other costs, incurred by LANDLORD because of TENANT'S violation of any legal requirement, including (i) any building, safety, or other code violation; (ii) TENANT'S failure to maintain adequate workmen's compensation or insurance required with respect to TENANT'S activities conducted on or from the Premises; and (iii) TENANT'S failure to comply with any zoning or other legal requirement applicable to TENANTS use or the Premises, including the Permitted Use. TENANT'S liability under this subparagraph includes both the costs of correcting any violation of any legal requirement and any costs incurred by LANDLORD in defending, compromising, or discharging any enforcement proceeding instituted against LANDLORD or the Property, or both, because of any such violation.

Any payments to LANDLORD under this Section B.11 are due on demand.

B.12 Auditing of CAM Charges. Tenant, at Tenant's cost and expense, may audit Landlord's Common Area Maintenance Charges In order to verify their accuracy provided that: (i) Tenant shall have 30 days upon receipt of Landlord's annual CAM reconciliation to request In writing an audit for the preceding year, (ii) such audit will be conducted only during regular business hours at the office where Landlord maintains Common Charge Maintenance Charge expense records and only after Tenant gives Landlord fourteen (14) days notice. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. No audit shall be conducted at any time that Tenant is in default of any of the terms of the Lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. If such audit discloses that the previous year's charges actually billed to Tenant are more than the amount which should have been billed to Tenant, then Landlord shall credit the amount of such excess against Tenant's next accruing payments of Additional Rents and/or Basic Rent, or if such credit is unavailable or insufficient, Landlord shall promptly reimburse Tenant for such remaining excess.

PART C. INSTALLATIONS

C.1 Fixtures. TENANT may install within the interior of the Premises such fixtures, equipment, and other personal property as are necessary, convenient, or desirable for conducting TENANT'S normal business operation, so long as each such installation complies with all express requirements of the Part C and LANDLORD is notified in advance of any installation that will be attached to the Property. So long as no Event of Default is continuing, TENANT may remove any of TENANT'S property from the Premises. TENANT will remove all such property, and restore any resulting damage to the Property, upon the expiration or any earlier termination of this Lease. TENANT'S failure to remove such property and restore the Property is an immediate Event of Default. Any of TENANT'S property remaining on the Promises at any such expiration or earlier termination will become LANDLORD'S property, at LANDLORD'S option; or LANDLORD may elect to remove any such property, and restore any resulting damage to the Property, at TENANT'S expense.

C.2 Alterations. TENANT may not install any interior alterations or improvements to the Premises without LANDLORD'S advance written consent, which will not be unreasonable withheld or delayed so long as (i) the fair rental value of the Property will not be materially diminished; (ii) LANDLORD'S direct operating expenses for the Property will not be increased; (iii) TENANT agrees to remove such installation and restore the Property upon the expiration or any earlier termination of the Lease, if requested by LANDLORD; (iv) TENANT furnishes such plans, specifications, and samples as LANDLORD reasonably may require; (v) the work will not result in any picketing or other labor activities on or about the Property or any labor conflicts with any work conducted by LANDLORD, or any affiliate of LANDLORD, within the project containing the Property; and (vi) TENANT otherwise complies with all applicable requirements of the Part C, including but not limited to, building code requirements, legal requirements, OSHA standards and ADA regulations. Any such installation is a leasehold improvement, to become LANDLORD'S property upon the expiration or any earlier termination of this Lease, unless LANDLORD elects otherwise. Any exterior or structural alterations are prohibited, as are any alterations to any demising wall. Notwithstanding anything herein to the contrary, any alterations by the Tenant which will cost less than Five Thousand Dollars ($5,000.00) shall not require the prior consent of the Landlord; provided, however, If such alterations are to the exterior of the improvements, structural in nature, to demising wells, or involve roof penetrations, the Landlord's prior written consent shall be necessary regardless of the cost of the alterations.

C.3 TENANT's Work. Any fixture, alteration, or other installation made by TENANT within or affecting the Premises, including any sign or display must be completed with reasonable diligence and in a workmanlike manner

                     BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

consistent with accepted industry practices, any applicable legal requirements and insurance requirements, and such standards as LANDLORD may establish for the Property. No such installation may affect adversely the structural integrity of the Property, the usefulness of any of its utility, mechanical, and other systems, or the usefulness of any demising wall. TENANT must protect the Property from damage by water, vandalism, and other casualty resulting from or occurring during the course of, any such installation. LANDLORD summarily may remove any installation begun or made in violation of the express requirements of this document, without waiving, limiting, or otherwise impairing any other right or remedy.

C.4 Conditions. As a Condition precedent to any installation by TENANT, LANDLORD may require that TENANT first furnish proof of adequate insurance coverage, protecting the Property, LANDLORD, and the installation, and adequate security for any of the following: (i) restoring any damage to the Property resulting from such installation; (ii) payment of any claims for labor, services, or materials furnished, rendered, or delivered in connection with such installation; (iii) completing such installation in compliance with any applicable legal requirements, insurance requirements, and any plans and specifications approved by LANDLORD; and (iv) if applicable, removing such installation, and restoring the Property, upon the expiration or any earlier termination of this Lease.

C.5 Signs. Any sign or display visible from the exterior of the Property must be approved by both the appropriate city and/or county governing agencies and LANDLORD in advance, which approval will be given only if and so long as any such sign or display strictly conforms to LANDLORD'S signage plan for the Property and local authority's sign ordinances. Landlord shall deliver said approval or disapproval within 10 business days. TENANT at all times will be permitted one entrance identification sign, if it complies with such plan; but any other signage rights for the Property are separately negotiated and must be set forth in any "Special Provisions" attached.

C.6 Tenant Work Letter. Subject to the terms and conditions of the Lease, including, without limitation, this Part C, TENANT may complete the work described in Tenant's Work Letter attached hereto as Exhibit I.
                                                     ---------

                         BANC ONE INVESTMENT MANAGEMENT
                           COMMERCIAL LEASE AGREEMENT

PART D. REPAIR AND RESTORATION

D.1 LANDLORD'S Obligations. LANDLORD maintains the roof, foundation, demising walls, and exterior walls of the Premises in a structurally sound, watertight, and reasonable attractive condition. "Walls" excludes windows, glass, plate glass doors, custom storefronts, and entry areas. LANDLORD also maintains the Property's (i) Common Utility systems, and other systems that do not serve the Premises exclusively, in a serviceable condition, and (ii) the roof, exterior walk, grounds, and common areas in a usable, sound, and reasonably attractive condition. In the event that there is a casualty or taking which does not terminate this Lease, Landlord, as and when necessary, shall (i) restore the Property's roof, foundation, exterior walls, common systems, and common areas, and (ii) restore (but not maintain) any Improvements, equipment and installations within or serving the Premises, except those installed by Tenant or by Landlord for Tenant's account. Reasonable advance notice is an absolute condition precedent to LANDLORD'S duty to maintain or restore. LANDLORD'S liability for any unjustified failure to maintain or restore the Premises or the Property, as required by this paragraph, is limited to the costs of performing such maintenance or restoration, as LANDLORD is not liable for any consequential loss or damage.

D.2 TENANT'S Obligations. Except for work that expressly is LANDLORD'S responsibility under the previous paragraph. TENANT (i) maintains the Premises, including any leasehold improvements, fixtures, equipment, and other installations, in a structurally sound, watertight, and reasonably attractive condition, and (ii) restores the Premises and any leasehold improvements, fixtures, equipment, and other installations, as when necessary. Unless this demise is terminated because of any casualty or taking, as expressly provided for in this document, TENANT promptly will undertake any required maintenance or restoration and pursue it diligently and continuously to completion. The conditions applicable to TENANT'S installations apply to any such work that requires any substantial construction activities on or about the Premises. If TENANT has not repaired any of the following items within ten (10) days, LANDLORD may contract and pay for said repairs and bid back TENANT for same. TENANT'S maintenance and restoration include:

        (a) Interior. Floor coverings, wall coverings (including painted surfaces), finished ceilings, and termite and pest extermination.

        (b) Systems. All plumbing, electrical and mechanical equipment, fixtures, and systems serving the Premises exclusively, including any exterior lighting serving the Premises exclusively, including HVAC (heating, ventilation and air conditioning) system repair and replacement. Within thirty (30) days after the Commencement Date, TENANT must enter into and deliver to LANDLORD, a regularly scheduled preventative maintenance and service contract for any HVAC systems serving the Premises exclusively. The contractor and terms of service must be reasonably acceptable to LANDLORD. TENANT must maintain such contract in force and will furnish evidence of periodic inspection and servicing to LANDLORD on a timely basis.

        (c) Damage. Restoring any damage to the Property caused by TENANT, or any person subject to TENANT'S right of control or actual control, resulting from TENANT'S occupancy.

        (d) Entries. Windows, glass, plate glass, doors, custom storefronts, and entries, including any loading doors and related equipment, fixtures, and appurtenances, such as dockboards and bumpers.

        (e) Debris. Removal from the Property of trash, debris, and materials accumulated in connection with any activity of TENANT on or about the Premises.

        (f) The TENANT agrees to install at TENANTS expense any and all equipment, appliance or special construction as may be required by the City of Boulder for safety or fire protection.

        (g) In the event the TENANT desires to landscape, TENANT must first have written permission from LANDLORD. All landscaping, of any kind, and maintenance of that landscaping shall be at the TENANT'S expense.

        (h) All waste material of any kind must be kept in acceptable containers and disposed at TENANT'S expense. Waste materials of any kind must not be permitted to blow onto adjoining properties, nor placed near any buildings.

D.3 Taking. If as a result of any taking, the Premises no longer can be used for TENANT'S normal business operations, as conducted immediately before the taking, and TENANT so certifies in good faith to LANDLORD, then TENANT may elect to terminate this Lease and surrender possession as otherwise required by this document, without further liability, and effective as of the date of the taking, or TENANTS surrender of possession, whichever is later. LANDLORD also may terminate this Lease if, as a result of any taking, LANDLORD determines that the continued operation of the Property is not economically feasible and so certifies to TENANT in good faith. In all other events, this Lease will continue notwithstanding any taking.

D.4 Proceeds. TENANT has no claim right, title, or Interest in or to any proceeds of any physical damage, business interruption, or rental loss insurance maintained by LANDLORD with respect to the Property. TENANT has no right or remedy with respect to any proceeds payable in connection with any taking affecting the Property, except TENANT may recover any items of consequential damage, such as business interruption and relocation expense, that may be awarded separately from, and which do not reduce, the award for the Property.

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

PART E. GENERAL COVENANTS

E.1 Services. TENANT will obtain, pay for, and indemnify LANDLORD with respect to any electrical, natural gas, climate control, janitorial, refuse collection, security, telecommunications, and other services required for the Premises. LANDLORD furnishes only the Common Utilities. LANDLORD is not responsible for any unintentional interruption of any services; and LANDLORD may interrupt such services as required for repairs, inspections, construction activities, and other legitimate business purposes. LANDLORD does not contemplate furnishing manned or other special security systems for the Property. TENANT solely is responsible for any security systems required by the nature of TENANT'S business and will indemnify LANDLORD against any claims because of any failure to such systems. LANDLORD is not required to furnish exterior illumination for the Property.

E.2 Regulations. LANDLORD from time to time may establish, change, and enforce uniform commercially reasonable rules and regulations with respect to the Property and any activities conducted on or about the Property. Without limitation, LANDLORD may regulate the time and place of deliveries to and from the Property, the use of the Property's parking and other common areas, and such other matters as LANDLORD determines are necessary, convenient, or desirable to maintain the Property as a first class facility. TENANT will comply with all rules and regulations within ten (10) days after notice, unless LANDLORD permits a longer time in which to achieve compliance. TENANT"S willful failure to comply is an immediate Event of Default.

E.3 Entry. LANDLORD has a reasonable right of entry during Tenant's normal business hours and after prior notice to Tenant to the Premises for any lawful purpose, including inspections, maintenance, restoration, and removal of any installation made in violation of the express requirements of this document. LANDLORD may enter the Premises during normal business hours for construction activities relating to maintenance, restoration, and renovation of the Property. LANDLORD also may so enter to exhibit the Premises to actual or prospective purchasers, mortgagees, and tenants. Tenant shall at all times supply to Landlord the names and phone numbers of persons who can provide 24 hour access to the Premises to Landlord in the event of an emergency so that Landlord can enter the Premises during non-business hours in the event of an emergency.

E.4 Indemnity. LANDLORD is not liable for any damage, injury, or death of or to any person or property unless deliberately caused by LANDLORD. TENANT will indemnify LANDLORD with respect to:

        (a) Injury. Any injury or damage to, or the death or destruction of, any person or property arising from or in connection with TENANTS possession, use, installation, maintenance, restoration, alteration, or improvement of the Premises, or any activity conducted, or condition created, upon or from the Premises, by TENANT during the term of this Lease.

        (b) Violations. Any violation, or alleged violation, by TENANT of any provision of this document, any legal requirement, or any insurance requirement during the term of this Lease.

        (c) Contest. Any claim, proceeding, or contest by TENANT in connection with any insurance proceeds or settlement, or any award for taking.

        TENANT will defend any action, suit, or proceeding brought against LANDLORD or the Property because of any such occurrence. TENANT'S obligations under this paragraph survive the expiration or any earlier termination of this agreement as to claims based upon any occurrence, or condition created by TENANT, before the termination date. Nothing in this document requires TENANT to indemnify LANDLORD with respect to any willful or intentional acts of LANDLORD, or of LANDLORD'S agents, employees, or contractors who are not subject to TENANT'S right of control or actual control. As used in this paragraph, "TENANT" includes persons acting for or on behalf of TENANT, or subject to TENANT's right of control or actual control.

E.5 Liens Generally. TENANT will not create, or permit to be created or to remain, and will discharge, any lien, encumbrance, or adverse claim to or against the Property, LANDLORD or the rent that arises, or is asserted to arise, by, through, under, or against TENANT. Without limitation, TENANT will transfer any such lien, encumbrance, or claim to substitute security in the manner permitted by applicable law upon demand. If TENANT fails to make any such transfer, LANDLORD, without waiving, limiting, or otherwise impairing any other right or remedy, may make it at TENANTS expense.

E.6 Mechanics Liens. Any lien for any labor, services, or materials performed, rendered, or delivered to the Property pursuant to a contract with tenants, or any Person other than LANDLORD, is limited to the interest in the Property, if any, of the person contracting for such labor, services, or materials, as the case may be. LANDLORD'S interest in the Property is not subject to any lien or claim of lien for any such labor, services, or materials. TENANT has no power to authorize or contract on LANDLORD'S behalf for any such work or otherwise to subject LANDLORD or LANDLORD'S interest in the Property to any claim relating to any such work. TENANT will comply with any applicable requirements of any Mechanics Lien Law with respect to any work by TENANT that is or may be subject to its provisions.

E.7 Insurance Required. Without limiting, and as security for, TENANT'S Indemnity contained in this document, TENANT will, (unless otherwise maintained by LANDLORD and nonetheless subject to TENANTS reimbursement obligations hereunder) obtain general Liability insurance and the LANDLORD shall be so named as an additional insured in any such policies with respect to the Premises in commercially reasonable amounts equaling or exceeding one million dollars ($1,000,000). TENANT also will maintain (i) workmen's compensation insurance in the amount of TENANT'S full statutory liability, if any, and (ii) physical damage insurance with respect to any

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

improvements, equipment, fixtures, and other installations TENANT is obligated to restore by the express provisions of this document. As and when required by LANDLORD for any installation, maintenance, or restoration by TENANT pursuant to the express provisions of this document, TENANT also will maintain physical damage insurance with respect to such work or installation, or both, as the case may be. TENANT shall not carry any stock of goods or do anything in or about the demised premises which will in any way tend to increase the insurance rates on said premises. TENANT agrees to pay additional rent equal to any increase in fire insurance premiums that may be charged during the term of this Lease on the amount of insurance carried by LANDLORD on said total premises where such increase results from the business carried on by TENANT on the demised premises, whether or not LANDLORD has contented to the same. TENANT shall not install any electrical equipment that overloads the wiring, panels, etc., in the demised premises. TENANT shall make at his own expense whatever changes are necessary and to comply with the requirements of the Insurance Underwriters or the governmental authorities having jurisdiction.

E.8 Assignment. TENANT may not mortgage, pledge, or otherwise encumber its interest in the Property, this Lease, any sublease of the Premises, or any subtenants. Any such mortgage, pledge, or encumbrance is voidable, at LANDLORD'S option, and an immediate Event of Default. TENANT may sublease the Premises or assign TENANT'S interest in this document only with LANDLORD'S advance written consent in each instance, which consent will not be unreasonably withheld or delayed only under the following conditions:

        (a) Subordination. Any sublease or assignment expressly is subject to the provisions of this document.

        (b) Prepayments. No sublease permits the subtenant to pay rent in advance for a period of more than one month.

        (c) Impairment. No such sublease or assignment alters, diminishes, or impairs any of TENANT'S obligations under this document, or any rights or remedies of LANDLORD.

        (d) Business. Each such sublease or assignment is to an entity that will conduct a business on or from the Premises that is substantially the same as, or reasonably related or incidental to, TENANTS business, and will not increase the use of any of the Property's common areas.

        (e) Rent. Any increased rent, or consideration in lieu of rent, is paid to LANDLORD.

Notwithstanding LANDLORD'S consent to any sublease or assignment, all of TENANT'S obligations under this document continue as the obligations of a principal, and not a guarantor or surety, to the same extent as though no such sublease had been made.

E.9 Documentation. Simultaneously with any permitted assignment, the assignee must deliver to LANDLORD a written assumption of TENANTS obligations under this document reasonably satisfactory to LANDLORD. Simultaneously with any permitted sublease, the subtenant must acknowledge by a written instrument reasonably satisfactory to LANDLORD that such sublease in all respects is subject and subordinate to the terms and provisions of this document.

E.10 Reorganization. A transfer of TENANTS interest in this Lease by merger, consolidation, other reorganization, or acquisition of all or substantially all of TENANTS assets or stock is an "assignment" within the operation of this document, except that LANDLORDS advance consent is not required so long as the transferee (i) has at least equivalent net worth to that of TENANT immediately before the transfer, and (ii) delivers the written assumption required by the previous paragraph simultaneously with such transfer, and (iii) complies with the requirements of Subparagraph (d) of the paragraph labeled "Assignment".

E.11 Waste. The TENANT agrees that it will not use or permit to be used any part of the premises for the generation, treatment, storage or disposal of hazardous waste, as defined in the Resource Conservation and Recovery Act, or the disposal of petroleum or any hazardous substance, as defined in the Comprehensive Environmental Response Compensation and Liability Act (both of which are hereinafter referred to as the "Acts") in material violation of the Acts, and provided that, if such use has been approved by LANDLORD, TENANT shall then have in place, at all times during the term of this Lease, a reasonable program or contract with a third party for the storage and removal of any such wastes. Prior to the termination of this Lease, TENANT shall remove all such wastes from the premises which were generated by TENANT or its subtenants or assignees during the term of this Lease. In addition the TENANT shall remove all such wastes if so directed by any federal, state or local governmental or regulatory body. TENANT shall remove such wastes from any adjacent property upon which such wastes and hazardous substances generated by the TENANT during the term of this Lease may be located. TENANT shall not be responsible for and shall not be required to remove any such wastes and hazardous substances which were not generated by TENANT. TENANT will deliver to the LANDLORD within a reasonable period of time (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the TENANT'S operations upon the demise premises; and (ii) copies of any documents submitted by the TENANT to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the demised premises. The terms of this Section shall survive the termination of this Lease.

PART F. DEFAULT AND REMEDIES

                     BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

F.1  Events of Default. Any of the following is an "Event of Default" under the
     Lease:

     (a) Basic Rent. TENANT fails to pay any installment of Basic Rent, together with any applicable rent tax and estimated expense payment required by this document, within fifteen (15) days after it is due, without notice or demand.

     (b) Other Monetary. TENANT fails to pay any other sum of money required by this document within fifteen (15) days after demand,

     (c) General. TENANT fails to comply with any of TENANTS other obligations under this document within thirty (30) days after demand.

     (d) Bankruptcy. TENANT files a petition in bankruptcy, or for a reorganization, arrangement liquidation, or other relief pursuant to the National Bankruptcy Act or any law, federal or state, now or hereafter in effect, or files any other application seeking the benefit of any such law, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or suspends payment of its obligations, or takes any action to further any of the foregoing; or TENANT consents to the appointment of a receiver, trustee, liquidator, or other similar official of TENANT or the Premises, or both; or a petition, answer, or other application proposing an adjudication of TENANT as a bankrupt, or TENANT'S reorganization, arrangement, liquidation, or other relief pursuant to the National Bankruptcy Act or any similar law, federal or state, now or hereafter in effect, is filed in, and approved by, any judicial or administrative tribunal of competent jurisdiction order is not vacated or stayed within sixty (60) days from entry; or TENANT consents to the filing of any such application, or fails to deny its material allegations in a timely manner; or the occurrence of any of the events described in this subparagraph with respect to any assignee of TENANT or any guarantor of any of TENANT`S obligations under this document.

    (e) Process. Execution or other process, judicial or administrative, issues by, through, under, or against TENANT with respect to TENANTS interest in this Lease or the Property, or both, and, within ten (10) days thereafter, is not stayed, released, satisfied, or discharged, or provision made for its discharge according to its terms; or any such stay thereafter is vacated, released, or discharged for any reason, including affirmance on appeal, and such process then is not ten (10) days thereafter released, satisfied, or discharged, or provision made for its discharge according to its terms.

    (f) Encumbrances. Any federal, state, or local tax lien, or any claim of lien for labor, services, or materials, or any other lien, encumbrance, or adverse claim of any nature whatsoever, including a lis pendens or other notice of pendency, is recorded, filed, or asserted against or with respect to the Property or the rent by, through, under, or against TENANT, or otherwise relates to an obligation that TENANT is required to perform under this document, and is not removed by payment or transferred to substitute security within ten (10) days after demand.

    (g) Transfer. Any transfer of TENANTS interest in this Lease, or the Property, except in compliance with the requirements of this document including any transfer by operation of law.

    (h) Abandonment. TENANT ceases or suspends normal business operations within the Premises for a document period of more than thirty days, except for any period required for restoration after any casualty.

    (i) Other. Any event occurs that expressly is an "immediate Event of Default" under any provision of this document.

As used in this document a "default" is any event that. with the passage of time or the giving of notice, or both, may become an "Event of Default" under this Section.

F.2 Remedies. If an Event of Default occurs, LANDLORD immediately may exercise any of the following rights and remedies, without notice or demand, in addition to any other rights or remedies, and in such order as LANDLORD may elect:

     (a) Advances. Advance such monies, and take such other action, for TENANTS account as reasonably may be required to cure or mitigate any default or Event of Default. Any such advance, and any cost or expense so incurred, bears interest as provided in this document.

     (b) Re-entry. Terminate TENANT'S right to possession of the Premises, without terminating this demise or TENANT'S liability under this document and re-enter the Premises by lawful procedure for TENANTS account. If LANDLORD elects such re-entry, LANDLORD will attempt in good faith to relet the Premises for TENANTS account, for such rent and upon such other terms and conditions as LANDLORD considers appropriate to reduce TENANT'S liability and minimize LANDLORD'S damage. LANDLORD is privileged to make installations, removals, maintenance, redecorating, renovations, and restoration to the Premises for such purpose. None of the foregoing actions waive, limit, or otherwise impair any other right or remedy of LANDLORD, unless LANDLORD elects to terminate this demise in writing. TENANT instead will remain liable for any rent, interest, Actual Damages, and any difference between (i) the proceeds of any reletting, and (ii) the amounts LANDLORD would have received had TENANT fully performed TENANTS obligations under this document through the Expiration Date. At any time during such re-entry or reletting, LANDLORD may elect to terminate this demise by written notice, as provided in the following subparagraph. TENANT has no claim to, and LANDLORD is not obligated to

                     BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

account to TENANT for, any surplus proceeds that may result from any reletting. Any proceeds of any reletting reduces TENANT'S liability only if, as, when, and to the extent actually received by LANDLORD. No notice to, or approval by, TENANT is required for any action pursuant to this subparagraph, nor is LANDLORD obligated to account to TENANT for any such action that is undertaken in good faith.

     (c) Termination. Terminate this demise and re-enter and repossess the Promises by lawful procedure and for LANDLORDS account. The term and estate granted by this document, together with any other right, title, or interest of TENANT in or to the Premises, the Property, and the proceeds of any reletting then will terminate. No such termination waives, limits, or otherwise impairs any right or remedy to collect from TENANT any rent, interest, and Actual Damages that are accrued and unpaid at the termination, nor any Liquidated Damages that may be payable.

     (d) Liquidated Damages. Collect, as "Liquidated Damages" for the termination of this demise an amount equivalent to the difference between (i) the total unpaid Basic Rent and reasonably determinable Additional Rent, for the period between the termination of this demise and the Expiration Date, and
(ii) the fair rental value of the Promises at termination for the same period. The foregoing amounts will be discounted to present worth at the annual rate of 40%. No Liquidated Damages are payable if, at termination, LANDLORD has a binding agreement to relet the Premises for LANDLORD'S account through the Expiration Date at the same or greater Basic Rent and reasonably determinable Additional Rent as then in effect under this document.

     (e) Actual Damages. Recover, as "Actual Damages", any costs and expenses properly incurred by LANDLORD for terminating this demise, or TENANTS right to possession, as the case may be, including any leasing commissions remaining payable in connection with this demise, the prorated balance of any prepaid leasing commissions with respect to this demise, and other professional compensation, costs, and expenses, as provided below in this document. Because LANDLORD agrees to minimize LANDLORD'S damage unless LANDLORD elects to terminate this demise, such items, together with any other costs and expenses actually incurred by LANDLORD for repossessing the Premises, terminating this demise, and renovating, redecorating, protecting, maintaining, restoring, and reletting the Premises, as the case may be, are damages, due on demand, and bear interest as provided in this document.

     (f) Security. Apply the Security Deposit and any other property securing TENANT'S obligations under this document to LANDLORD'S losses in such order as LANDLORD elects. LANDLORD must account for such application only as and when the full extent of LANDLORD'S damage is known, or the security is exhausted, whichever occurs first.

     (g) Fixtures. Enforce in any lawful manner the benefit of LANDLORD'S lien upon, or a security interest in, any fixtures, equipment, inventory, and other tangible property of TENANT then situated upon or about the Premises. TENANT grants LANDLORD the benefit of a LANDLORD'S lien upon. and a security interest in, all tangible property of TENANT from time to time situation upon the Promises, as security for TENANT'S performance of TENANTS obligations under this document. The foregoing lien and security interest are subject and subordinate to any single purchase money security interest properly perfected in such property at or before its delivery or installation to the Premises; but LANDLORD has no duty to the holder of any such prior security interest, except to permit such holder to remove such property from the Premises within fifteen (15) days after written demand and upon payment of the costs of any restoration of the Property required by such removal. This subparagraph does not apply to any of TENANTS leasehold improvements or other property that expressly may become LANDLORD'S property upon the expiration or earlier termination of this Lease, if LANDLORD so elects.

Nothing in this document limits or prejudices any right or remedy of LANDLORD, in any bankruptcy, reorganization, or insolvency proceeding, administrative or judicial, to prove for and obtain an amount equal to the maximum that may be allowed in connection with such proceeding. No right or remedy of LANDLORD is exclusive of any other right or remedy; and every right and remedy is cumulative to any other right or remedy otherwise available. To the maximum extent permitted by law, TENANT and any guarantors each waive the benefit of any homestead or other exemption laws with respect to the enforcement and collection of TENANT'S obligations under this document.

F.3 Equitable Remedies. LANDLORD is entitled, if otherwise appropriate, to (i) injunctive or other equitable or declaratory relief in case of any violation, or any attempted or threatened violation, of any provision of this document; (ii) an order compelling the observance or performance of any such provision; and
(iii) one or more accountings of TENANTS obligations under this document.

F.4 Waiver. No waiver of any right or remedy is effective against LANDLORD unless made in writing and signed by LANDLORD. Without limitation, (i) LANDLORD'S acceptance of any rent with knowledge of any default or Event of Default is not, by itself, a waiver of such default or Event of Default; and
(ii) no attempted surrender of the Premises, by delivery of a key or otherwise, waives, limits, or otherwise impairs any right or remedy of LANDLORD unless LANDLORD so agrees in writing.

F.5 LANDLORD'S Default. LANDLORD is not in default under this document unless LANDLORD fails to perform any required obligation within 30 days after written demand, specifying the exact nature of the obligation that LANDLORD allegedly has failed to perform. If the nature of LANDLORD'S obligation is such that more than thirty (30) days reasonably is required for performance, then LANDLORD will not be in default if LANDLORD promptly begins performance within such 30-day period and pursues it diligently and continuously to completion.

                     BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

F.6 Holding Over. If TENANT remains in possession of the Premises after the expiration or any earlier termination of the Lease with LANDLORD'S permission, such continued possession is not by itself an extension or renewal of the term of this Lease, but a statutory tenancy at will from month to month, at the rent and otherwise subject to the provisions of this document, except to the extent the parties mutually agree otherwise at the time. If TENANT so remains in possession without LANDLORD'S permission, then such continued possession is a tenancy at sufferance at twice the Basic Rent then in effect, prorated on a daily basis until TENANT surrenders possession as required by this document.

F.7 Abandoned Property: If LANDLORD re-enters the Premises, whether at the expiration or any earlier termination of this Lease or after an Event of Default, LANDLORD'S sole duty with respect to any property of TENANT left on or about the Property, or otherwise within LANDLORD'S possession, custody, or control as a result of this Lease, is not to damage it intentionally; and LANDLORD need exercise only slight care with respect to the custody of such property.

     (a) TENANT Delivery. If TENANT at the time otherwise fully has performed all of TENANTS obligations, LANDLORD must hold such property and deliver it to TENANT, if claimed within thirty (30) days. LANDLORD may condition such delivery upon TENANT'S reimbursing LANDLORD for any reasonable costs of moving, storing, or protecting such property.

     (b) Unclaimed. If any such property is not so claimed within such thirty
(30) day period, LANDLORD may proceed to dispose of it in any manner that LANDLORD may elect, including converting it to LANDLORD'S own use or benefit, without any liability on the part of the LANDLORD.

     (c) Other. LANDLORD also may deliver any such property to any person who appears to be its rightful owner or claimant. If any conflicting claims are asserted with respect to any such property, LANDLORD may deliver it to any claimant who (i) reimburses LANDLORD for any expenses incurred for moving, protecting, or storing such property, and (ii) either removes it from the Property or assumes all further liability for any costs of storage.

This paragraph does not apply to any Security Deposit or any leasehold improvements, fixtures, installations, or other property that, pursuant to any provision of this document, become LANDLORDS property upon the expiration or any earlier termination of this Lease. LANDLORD has no duty to notify TENANT of, nor any liability or duty to account for, any action taken by LANDLORD pursuant to this paragraph.

F.8 Costs. If LANDLORD reasonably employs any attorneys, appraisers, architects, brokers, engineers, or other professionals with respect to any default by TENANT, TENANT upon demand will pay, or reimburse LANDLORD for, as the case may be, all reasonable compensation for such professionals so employed, regardless of whether suit or other proceeding is instituted and, if instituted, for any arbitration, administrative. trial, appellate. and other proceedings.

TENANT also will pay (i) any other costs of collection incurred, and (ii) any costs and reasonable professional fees that otherwise may be sustained or incurred by LANDLORD for any arbitration, administrative, trial, appellate, or other proceedings involving the collection, enforcement, validity, or interpretation of this document or any use, activity, or installation of TENANT.

PART G. MISCELLANEOUS

G.1 LANDLORD. "LANDLORD" means the person who from time to time holds the reversion in the Property. Upon any transfer of the reversion, each LANDLORD is relieved from any further liability under or with respect to this document. Unless expressly agreed otherwise in writing, no successor LANDLORD is (i) liable to TENANT for any act, omission, or default of any prior LANDLORD, (ii) subject to, or otherwise bound by, any offsets, claims, or defenses that TENANT may have against any prior LANDLORD, or (iii) except to the extent actually received, liable for any Security Deposit or any rents prepaid to any prior LANDLORD for any period exceeding one mouth. No LANDLORD is liable for any consequential loss or damage to TENANT for any default under this document, including any failure to maintain or restore the Property, or any other event, except for acts or emissions deliberately taken by that LANDLORD to inflict such loss or damage upon TENANT.

G.2 Consent. Wherever this document provides that LANDLORDS consent to, or approval of, a certain act or omission will not be unreasonably withheld or delayed under certain specified circumstances, such consent nevertheless may be withheld arbitrarily in all other circumstances not expressly stated, without reference to any standard of commercial or other reasonableness, in LANDLORD'S sole, subjective discretion, as the conditions for such consent are separately negotiated and must be set forth in any "Special Provisions" attached.

G.3 Notices. Any notice or demand that must or may be given or made in connection with this demise must be made or confirmed in writing. Unless receipt expressly is required, any notice or demand is deemed given, delivered. or made, as the case may be, when mailed by express mail, or by certified or registered mail, return receipt requested, in any event with sufficient postage affixed, to the addresses stated in this document. Such addresses may be changed by notice pursuant to this paragraph; but notice of change of address is effective only upon receipt. Notice or demand also may be given or made by private courier, telecommunications, or other service that offers reliable proof of expeditious delivery; but any such notice is effective only upon actual delivery at the required address.

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT


G.4 Certificates. As and when from time to time requested, each party within ten (10) days will execute and deliver, or cause to be executed and delivered, to or as directed by the other party, such estoppel certificates with respect to such matters relating to this demise as reasonably may be required. Without limitation, any such document may require any of the following certifications:

     (a) Entire Agreement. This document contains the entire agreement of LANDLORD and TENANT With respect to the leasing, improvement, use, possession, and occupancy of the Property and is in full force and effect according to its original terms or, if there have been any amendments, identifying them

     (b) Default. Neither LANDLORD nor TENANT is in default in Performing their respective obligations under this document, or, if there are any defaults known to the party delivering such certificate, identifying them.

     (c) Proceedings. Neither LANDLORD nor TENANT, as the case may be, knows of any proceedings, judicial or administrative, that are pending or threatened with respect to either party or the Property that, if adversely determined, "will prevent or impair either party's ability to perform its respective obligations under this document, or, if any such proceedings are known, identifying them.

     (d) Performance. The date through which any rent has been paid, the date the next installment of Basic Rent is due, the amount of any Additional Rent then due, and a description of any security that LANDLORD then may hold for TENANTS performance of any of its obligations under this Lease.

G.5 Effect. Except as expressly stated otherwise, the provisions of this document bind, and are for the benefit of, each person executing this document as LANDLORD or TENANT and their respective heirs, successors, and assigns. If more than one person executes as TENANT, their obligations are joint and several. This document and any identified attachments contain the entire agreement of the parties; and any previous or contemporaneous agreements are merged into this document and superseded by its delivery. No waiver of any provision of this document is effective unless made in writing, signed by the party to be charged; and no such waiver is a waiver of any future event, or any other provision, unless it expressly so provides. This document otherwise may be changed only by a writing signed by LANDLORD and TENANT.

G.6 Interpretation. LANDLORD and TENANT participated equally in preparing this document, and it may not be more strictly interpreted against any party because of such participation. Headings are for indexing and may not be used to interpret any substantive provisions. Unless the context expressly or necessarily requires otherwise: (i) each provision of this document applies from time to time and at any time; (ii) any right or remedy may be exercised from time to time and at any time, in whole or in part, as often as the party entitled to exercise it considers necessary, convenient, desirable, or expedient; (iii) each use of the singular includes the plural and vice versa, unless the foregoing produces a logically or legally impossible result; (iv) any action required or permitted by this document is at the expense of the party required or permitted to take it; (v) terms such as "Property" and "Premises" are used in the same sense as if the words "all or any applicable part of' immediately preceded each use of such terms; (vi) any terms defined on the attached "Schedule of Defined Term" and the cover page to this document have their respective defined meanings; and (vii) each use of the "Property" includes the Premises.

G.7 Severability. The provisions of this document should be interpreted to avoid internal inconsistencies, conflicting results, or invalidity. If any provision of this document, or, its application, is invalid under any law applicable to this demise, such provision is severable, at LANDLORD'S option. This document otherwise will be interpreted to place LANDLORD in the same financial position LANDLORD would have occupied had each TENANT'S obligations under this document been fully performed for the full term of this Lease.

G.9 Acceptance. This document is effective only when executed and delivered by LANDLORD and TENANT. Until then, it is an irrevocable offer by the party who has signed it until fifteen (15) days after the Contract Date. TENANT promptly upon demand will furnish LANDLORD with a corporate resolution, proof of authorization by partners, or other appropriate documentation evidencing TENANTS signatory authorization.

G.9 Fiduciary Capacity. This Lease is being executed by Bank, One, NA in its fiduciary capacity, not individually and Bank One, NA shall have no liability in its individual capacity on any agreement, warranty or indemnity contained herein. All liability of said fiduciary as LANDLORD shall be limited solely to the assets of such Trust at the time any such liability may be established. The provisions of this paragraph shall survive the term of this lease or any option periods.

                     BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

To WITNESS the foregoing, this document has been executed and delivered, effective as of the Contract Date.

LANDLORD:                                           TENANT:

Bank One, Colorado, N.A. as Trustee                 Colorado Business Bank, N.A.
for the Frank G. Jamison Trust dated
September 2, 1956                                   ----------------------------

By:  /s/ Julie A. Florez                            By:  /s/ Charles E. Holmes
     -------------------------                           -----------------------
Name:    Julie A. Florez                            Name:    Charles E. Holmes
     -------------------------                           -----------------------
Its:     Vice President                             Its:     President
     -------------------------                           -----------------------

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

EXHIBIT "A"
SCHEDULE OF DEFINED TERMS

(a)     "any" means "any and all".

(b) "ATM Facility" means the existing ATM improvements which are part of the Premises.

(c) "Building and Buildings" mean respectively or collectively, as applicable, the buildings commonly known as 2520-2524 and 2550 N. Broadway, Boulder, Colorado, which are located upon the Property.

(d) "casualty" means (i) fire, wind, flood, and other acts of God (ii) theft, vandalism, and other criminal or civilly actionable acts or omissions of any third person, (iii) riot, civil commotion, and other acts of any public enemy, (iv) expropriation and other paramount acts of any sovereign not amounting to a taking, and (v) any occurrence of undeterminable or undetermined origin.

(e) "damage" means damage, injury, destruction, or devaluation to or of property, in any applicable combination, including that caused by, or otherwise resulting from, any casualty or taking. "Damage" does not include ordinary wear and tear and deterioration resulting from the reasonable and ordinary use of any property for its intended purposes.

(f) "days" means consecutive calendar days, unless the expiration of any time period measured in days falls on a Saturday, Sunday, or legal holiday at the place where performance must be tendered, when such expiration automatically will be extended to the next day that is not a Saturday, Sunday, or legal holiday.

(g) "execute" means, in referring to a written instrument, to sign, seal, attest, certify, acknowledge, or subscribe, in any applicable combination, as necessary or appropriate to validate, perfect, or authenticate the instrument delivered, in any applicable combination.

(h)     "include" and "including" each are without limitation.

(i) "indemnity" means the indemnitor will defend, indemnify, and hold the indemnities harmless against any claims, losses, or liabilities asserted against the indemnitee by, or Incurred by the indemnities to, any person because of any matters covered by the indemnity. The scope of any indemnity includes any costs and expenses, including reasonable attorneys' fees, incurred in defending any indemnified claim, or in enforcing the indemnity, or both.

(j) "install" and "installation" respectively mean, in referring to tangible property, to construct, place, erect, plant, fabricate, attach, and otherwise install, in any applicable combination, and construction, erection, placing, planting, fabrication, attachment, and other installation, in any applicable combination.

(k) "insurance requirements" means any valid terms of any insurance policy covering or applicable to the Property, any valid requirements of the issuer of any such policy, and any valid orders, rules, regulations, and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions applicable to or affecting the Property, or its use or condition.

(l) "interpret" and "interpretation" respectively mean, in referring to a written instrument to interpret, construe, apply, or enforce its provisions, in any applicable combination, and the interpretation, construction, application, or enforcement of such provisions, in any applicable combination.

(m) "legal requirements" means (i) any valid laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, and requirements of, and agreements with, any sovereign, and (ii) any valid requirements of any instrument applicable to the Property that is recorded on the Contract Date or otherwise permitted by this document.

(n) "maintain" and "maintenance" respectively mean, in referring to property, to operate, use, repair, service, protect, inspect, maintain, renew, and replace, in any applicable combination, and operation, use, repair, servicing, protection, inspection, maintenance, renewal, and replacement, in any applicable combination.

(o)     "may not" and other negative forms of the verb "may" each are prohibit

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

EXHIBIT "A"
SCHEDULE OF DEFINED TERMS (Cont.)

(p) "Premises" means those certain improvements, consisting of that certain Building, containing 2,060 square feet, commonly known as 2550 N. Broadway, Boulder, CO, located upon the Property.

(q) "Property" means Lots 1, 2, 3 and 4, Block 4, NORTH BOULDER, a part of the City of Boulder, together with one-half of the vacated alley to die South of said Lots. Boulder County, Colorado

(r) "person" means any natural person or artificial entity having legal capacity, other than the parties to this document.

(s) "record" or "recorded" means filed for record in the public records of the county where the Property is situated, or such other place as from time to time provides Constructive notice of instruments affecting title to the Property.

(t) "restore" and "restoration" respectively mean, in REFERRING to any damage to property, to repair, replace, reconstruct, substitute, and otherwise restore, as nearly as practicable, the property damaged, and any other property affected by the damage, to the same or better class, character, value, and utility as existed before the damage, and repair, replacement, reconstruction, substitution, and other restoration in the foregoing manner, all in any applicable combination.

(u) "right or remedy", "rights and remedies", and similar expressions each mean any rights, powers, privileges, immunities, remedies, elections, or options expressly provided or otherwise available and not expressly precluded.

(v) "sovereign" means any duty constituted government or any authorized agency, officer, or instrumentality of any such government, or any other person duty authorized to exercise sovereign powers, including (i) the United States of America, or any of its agencies, officers, or instrumentality's; or (ii) the state where the property is situated, or any of its agencies, officers, municipalities, or political subdivisions; or (iii) any officer, agency, or instrumentality of any such municipality or political subdivision; (iv) any utility or other person duly authorized to exercise the power of eminent domain, or (v) any agency duly authorized to exercise the police power on behalf of any duly constituted government.

(W) "taking" means any condemnation, requisitioning, conversion, or other taking or acquisition of property pursuant to, or in lieu of, the exercise of the power of eminent domain, or any damage to property caused by any sovereign and amounting to a taking.

(X)     unless" means "unless and until".

(Y)     will" and "must" each are mandatory.

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT



EXHIBIT "B"
RULES AND REGULATIONS

1. TENANT shall not obstruct or impede the use of the Common Areas by others nor use the Common Areas for other than their intended purposes.

2. TENANT shall lock the Leased Premises and shut off water faucets, lights and electrical equipment and appliances located in the Leased Promises before leaving the Leased Premises each day.

3. All deliveries and shipments shall be made only at TENANTS loading dock(s) or other areas designated by LANDLORD.

4. TENANT shall place garbage and refuse only in trash containers approved by LANDLORD. Such containers shall be kept either inside the Leased Premises or outside the Leased Premises in such areas as are from time to time designated by LANDLORD. The LANDLORD shall approve the trash collection and disposal service which will be utilized to empty and haul away such garbage and refuse and the times and days of the week such containers shall be emptied. TENANT shall pay for the cost of the containers and the periodic trash collection and disposal charges.

5. No aerials, satellite dishes or antennae shall be placed by Tenant on or about the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. In no event may Tenant place aerials, satellite dishes or antennae on or about the Leased Premises except those which are used solely by the Tenant in the conduct of its business.

6. TENANT shall not engage in any activity nor utilize any machinery or apparatus which shall be heard or seen outside the Leased Premises.

7. TENANT shall not use the plumbing facilities serving the Leased Premises for the disposal of refuse or any other improper use. TENANT shall, at its sole cost and expense, repair any damage to such plumbing caused by any such misuse.

8.   No animals or birds shall be allowed in or about the Leased Premises.

9.   TENANT shall not store any personal property outside the Leased Premises.

10. LANDLORD shall provide TENANT with two (2) sets of keys to the Leased Premises. TENANT may obtain additional keys to the Leased Premises at TENANTS cost. TENANT shall provide only its authorized agents and employees with copies of such keys. Upon termination of the Lease TENANT shall return all keys to LANDLORD.

11. TENANT shall not burn or incinerate trash, refuse or any other items in or outside the Leased Premises.

12. LANDLORD shall not be responsible for any loss, theft or disappearance of personal property from the Leased Premises.

13. TENANT shall not alter nor add locks or bolts on doors providing ingress and egress to the Leased Premises except as may be necessary in connection with the operation of the Tenant's business, including, but not limited to, bank security systems.

14.  TENANT shall not allow anyone to reside or sleep in the Leased Premises.

15. TENANT shall park only in those areas designated by LANDLORD, TENANT shall comply with all directional and other signs posted in the parking areas and shall use only one (1) parking stall per vehicle. TENANT shall not park mobile homes, trailers or similar vehicles in the common parking areas. No vehicle shall be parked overnight in the common parking areas nor shall any inoperable vehicle be allowed to remain in the common parking areas. Any vehicle which is parked in the common parking areas by TENANT in violation of these Rules and Regulations may be towed away at TENANTS expense. Tenant shall have the exclusive right to park in the four (4) parking spaces located closest to the Premises; provided, however, that Landlord shall have the right to designate said parking spaces as being non-exclusive parking spaces, in the event the Property would be a non-conforming use if the said parking spaces are exclusive parking spaces for Tenant.

16. TENANT shall not cover all or any part of any window or door of the Building without obtaining the prior written approval of LANDLORD.

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

EXHIBIT "B"
RULES AND REGULATIONS (Cont.)

17. TENANT shall not conduct or permit to be conducted any auction or similar sale on or about the Leased Premises.

These Rules and Regulations and any amendments hereto are intended to supplement the terms and provisions of the Lease and where possible shall be applied and interpreted in a manner which is consistent with the terms and provisions of the Lease. In the event of a conflict between the Lease and these Rules and Regulations, or any amendments thereto, the Lease shall govern. If TENANT fails to fully comply with these Rules and Regulations, LANDLORD may, in its sole discretion and without waiving any other right or remedy, undertake such actions on behalf of TENANT as LANDLORD determines are necessary to cause TENANT to full comply with these Rules and Regulations. All costs, expenses and fees expended by LANDLORD to insure full compliance with these Rules and Regulations shall constitute Additional Rent under the Lease and be immediately due and payable by the TENANT upon demand and shall bear interest at the rate of fifteen percent (15%) per annum until paid.

Landlord:                               Tenant:

/s/ Julie A. Florez                     /s/ Charles E. Holmes, President
-------------------------               ------------------------------------

      Vice President
-------------------------

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

                                  EXHIBIT "D"
                             Expense Reimbursement

PROPERTY ADDRESS OR DESCRIPTION: 2550 N. Broadway, Boulder, CO

DATE OF LEASE: March 5, 1999
               -------------

1.   Expense Reimbursement

Tenant shall pay the Landlord, as additional rent hereunder, a portion of the following expenses, as defined hereinafter, incurred, levied or assessed for or against the Premises and/or the Property: [Check those that are to apply. Boxes not checked to not apply.]

        [X]     Ad Valorem Taxes
        [X]     Insurance Premiums
        [X]     Common Area Maintenance Charges (CAM)
        [X]     Operating Expenses
        [X]     Premises Landscape Repair and Maintenance
        [X]     Parking Lot Repair and Maintenance
        (herein collectively called "Reimbursement")

2.   Expense Reimbursement Limitations

The amount of Tenant's Reimbursement obligation as to the respective expenses set forth above shall be determined by the method designated as applicable to such expense in this Section 2: [Check the applicable boxes]

                      Method                              Expense
                      ------                              -------
     [_] Base Year/Expense Stop Adjustment                Common Area Maintenance Charges
     [X] Pro Rata Adjustment                              (CAM) and Operating Expenses

     [_] Fixed Amount Adjustment                          Ad Valorem Taxes
     [X] Ad Valorem Tax Percentage Share                  Insurance Premiums
     [X] Direct Insurance Premium Pass-Through            Premises Landscape Repair and
     [X] Direct Landscape Repair and Maintenance          Maintenance Pass-Through
                                                          Parking Lot Repair and Maintenance
     [X] Parking Lot Repair and Maintenance
         Percentage Share

     The calculation for each of said methods is not forth under Section 4 below.

3.   Expense Reimbursement Payments

Commencing upon the Commencement Data and on the first day of each month thereafter during the term of this Lease and during any extension of this Lease, Tenant agrees to pay Landlord one-twelfth (1/12) of the Expense Reimbursements estimated by Landlord to be due for the applicable calendar year, based on the previous year's actual expenses. At least thirty (30) days prior to each January 1 during the term of this Lease and during any extension of this Lease, Landlord shall provide Tenant with Landlord's estimate of Expense Reimbursements for the ensuing calendar year and the monthly amount which shall be payable commencing on January 1 and continuing an the first day of each month for such year. As soon as reasonably practicable after the end of the calendar year. Landlord shall provide to Tenant with a compilation in reasonable detail, showing the actual costs and expenses incurred by Landlord in the ownership, operation and maintenance of the Property. If such compilation discloses that the actual Expanse Reimbursements due to Landlord for the previous year exceeded the estimated Expense Reimbursements paid by the Tenant, the Tenant shall pay such deficiency to Landlord within thirty (30) days of Tenant's receipt of such compilation. If such compilation discloses that the actual Expense Reimbursements due to Landlord for the previous year were less that the estimated Expense Reimbursements paid by the Tenant the Tenant shall be entitled to a credit for the amount of such excess payments against subsequently accruing monthly Expense Reimbursements payments to the full extent of such excess. If such credit is insufficient to fully reimburse the Tenant, any remaining amount due to the Tenant shall be paid to Tenant by Landlord within thirty (30) days of Tenant's receipt of such compilation.

                     BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

4. Definitions

A. Ad Valorem Taxes: All general real estate taxes, general and special assessments, parking surcharges, rent taxes, and other similar governmental charges levied against the Property for each calendar year.

B. Insurance premiums: All insurance premiums attributable to the Property, including, but not limited to, premiums for fire, casualty, and extended coverage, liability coverage, and loss of rents coverage.

C. Common Area Maintenance Charges: All costs of ownership, operation, and maintenance of the common area, Including but not limited to, those costs for security, lighting, painting, cleaning, leasing, inspecting and repairing which may be incurred by Landlord, in its discretion. Including a reasonable allowance for Landlord's overhead and management The term "common area" Is defined as that part of the Property intended for the common use of all tenants, including, but nor limited to, the parking areas (to the extent not Included in Parking Lot Repair and Maintenance), landscaping (to the extent not included in Premises Landscape Repair and Maintenance), loading areas, sidewalks, malls, promenades (enclosed or otherwise), public rest rooms, meeting rooms, corridors, and curbs. Common area maintenance shall not include depreciation an Landlord's original investment, cost of tenant improvements, real estate brokers' fees, and interest or depreciation an capital investments.

D. Operating Expenses: All costs of management, operation, and maintenance of the Property, including, but not limited to, wages, salaries, janitorial services, maintenance, repairs, and costs of utilities. Operating expenses shall not include depreciation on Landlord original investment, cost of tenant improvements, real estate brokers' fees, and interest or depreciation on capital Investments.

E. Premises landscape Repair and Maintenance: All costs and expenses of landscape repair, maintenance and replacement with respect to landscape immediately adjacent to or specifically benefitting the Premises.

F. Parking Lot Repair and Maintenance: All costs and expenses of repair, maintenance and resurfacing of the parking lot upon the Property, restriping of the parking lot and snow removal from the parking lot.

G. Base Year/Expense Stop Adjustment: Reserved.

H. Pro Rata Adjustment: Tenant shall Pay to Landlord of Landlord's Insurance premiums, ad valorem taxes, common area maintenance charges, and/or operating expenses for any calendar year during the term hereof and during any extension of this lease. Tenant's pro rata share of such amount shall be based on the square footage contained in the Promises in proportion to the square footage of the leasable area of the Property.

I. Fixed Amount Adjustment: Reserved.

J. Ad Valorem Tax Percentage Share: Tenant shall pay to Landlord 50% of all Ad Valorem Taxes in respect to the Property and the Buildings thereon for any calendar year during the term hereof and during any extensions of this lease.

K. District Insurance Premium Pass-Through: For so long an and to the extent Landlord Separately insures and/or carries insurance in respect to the promises, the Tenant shall pay to Landlord the total amount of Landlord's insurance premiums upon and/or in respect to the Premises for any calendar year during the term hereof and during any extension of this lease. To the extent the Landlord does not separately insure and/or carry insurance in respect to the Premises. Tenant shall pay to Landlord its pro rate share of Landlord's Insurance premiums. as otherwise provided for tinder the Pro Rata Adjustment above.

L. Direct Landscape Repair and Maintenance Pass-Through: Tenant shall pay to Landlord all costs and expenses incurred by Landlord in connection with Premises Landscape Repair and Maintenance.

M. Parking Lot Repair and Maintenance Percentage Share: Tenant shall pay to Landlord 66% of all Parking Lot Repair and Maintenance costs and expenses for any calendar year during the term hereof and during any extensions of this lease.

INITIALS: LANDLORD:  /s/ JF           INITIALS: TENANT:    /s/ CH
                   ----------                          ------------
                   ----------                          ------------

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

                                  EXHIBIT "F"
                                Renewal Options

PROPERTY ADDRESS OR DESCRIPTION:        2550 N. Broadway. Boulder. CO

DATE OF LEASE: March 5, 1999
               -------------

1.      Options to Extend Term

        Landlord hereby grants to Tenant two (2) option(s) [the "Option(s)"] to extend the Lease Term far additional term(s) of five (5) years each [the "Extension(s)"], on the same terms, conditions and covenants set forth in the Lease Agreement except as provided below. Each Option shall be examined only by written notice delivered to the Landlord at least one hundred and eighty (180) days before the expiration of the Lease Term or the preceding Extension of the Lease Term. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express condition that at the time of the exercise, and at all times prior to the commencement of such Extension(s), Tenant shall not be in default under any of the provisions of this Lease. The foregoing Option(s) may be exercised by any permitted assignee or subtenant.

2.      Calculation Of Rent

        The Basic Rent during the Extension(s) shall be determined by the applicable method not forth below: [INDICATED BY CHECKING THE APPROPRIATE BOX UPON EXECUTION OF THE LEASE AGREEMENT]

        [_]     (a)  Consumer Price Index Adjustment
        [X]     (b)  Fair Rental Value Adjustment for the second Extension
        [X]     (c)  Fixed Rental adjustment for the first Extension

        A.      Consumer Price Index Adjustment         Reserved.

        B.      Fair Rental Value Adjustment

        The Basic Rent shall be Increased on the first day of the particular Extension to the "Fair Rental Value" of the Premises, determined in the following manner:

        (1) If the Landlord and Tenant have not been able agree on the Fair Rental Value Adjustment to the date the option is required to be exercised, the basic rent for the Extension shall be determined as follows: Within ten (10) days following the exercise of the Option, Landlord and Tenant shall endeavor in good faith to agree upon a single appraiser. If Landlord and Tenant are unable to agree upon a single appraiser within said ten (10) day period, each shall then, by written notice to the other, given within ten (10) days after said ten
(10) day period, appoint one appraiser. Within ten (10) days after the two appraisers are appointed, they shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Rental Value of the Premises. Subject to Tenant's obligation under the second subparagraph of paragraph (2) below, each party shall bear the cost of the appraiser appointed by it and the parties shall share equally the cost of the third appraiser.

        (2) The "Fair Rental value" of the Premises shall mean the price, but not less than $7,828.64 per month, that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent, including annual escalations of such rent, to a ready and willing landlord of demised premise comparable to the Promises if such property were exposed for lease an the open market for a reasonable period of time and takes into account all of the purposes for which such property may be used and not just the use proposed to be made of the Promises by Tenant. The Fair Rental Value of the Premises shall be the average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event shall the rent be reduced by reason of such commutation. If the Fair Rental Value in not determined prior to the commencement of the Extension, then Tenant shall continue to pay to Landlord the basic rent applicable to the Premises immediately prior to such Extension (that is,

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                           COMMERCIAL LEASE AGREEMENT

$7.928.64 per month) until the Fair Rental Value In determined and when it is determined, Tenant shall Pay to Landlord within ten (10) days after receipt of such notice the difference between the basic rent actually paid by Tenant to Landlord and the new basic rent determined hereunder.

             Notwithstanding the Provisions Of the previous paragraph and provided the Fair Rental Value has not been previously determined to the satisfaction of Tenant may rescind its exercise of the second Option by written notice, which shall be delivered to the Landlord by no later than the date which is one hundred and twenty (120) days Prior to the expiration of the first Extension. In the event of such rescission, the second Option shall be deemed to have lapsed as though never exercised; provided, however, Tenant shall pay the costs of all appraisers and shall hold the Landlord harmless from any costs or expense of such appraisers. If the Tenant does not timely rescind its exercise of the second Option, the Fair Rental Value an determined by the appraiser(s) shall be binding upon the parties.

        C.   Fixed Adjustments

        The Basic Rent shall be increased to the following amounts on the following dates:


                Date                    Amount
                ----                    ------
            April 1, 2004             $6,955.64
            April 1, 2005             $7,164.31
            April 1, 2006             $7,379.24
            April 1, 2007             $7,600.62
            April 1, 2008             $7,828.64


INITIALS: LANDLORD:       /s/ JF          INITIALS: TENANT:       /s/ CH
                    --------------------                    --------------------

                    --------------------                    --------------------

                      BANC ONE INVESTMENT MANAGEMENT GROUP
                          COMMERCIAL LEASE AGREEMENT

EXHIBIT "I" Tenant Work Letter

The Tenant's work shall be subject to the Landlord's prior approval required under the Lease. The following shall consist of those items that the Tenant may request approval from Landlord.

1. Remodeling the interior of the premises which includes painting, replacing floor coverings, and possible replacement of light fixtures and of other decor and fixtures.

2.   At the Tenant's option, painting the exterior of the premises.

3. Replacing the present sign face plates with the Tenant's signage in the existing sign boxes.